UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 28, 2023

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street, Suite 400 San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Capital Market

Item 1.01 Entry into a Material Definitive Agreement.

Exchange Transaction

As previously disclosed, (i) on December 22, 2020, Jaguar Health, Inc. (the “Company”) sold to Uptown Capital, LLC (f/k/a Irving Park Capital, LLC; “Uptown”) a royalty interest (as amended, the “December 2020 Royalty Interest”) entitling Uptown to $12 million of future royalties on sales of Mytesi (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $6 million; (ii) on March 8, 2021, the Company sold to Streeterville Capital, LLC (“Streeterville”) a royalty interest (as amended, the “March 2021 Royalty Interest”) entitling Streeterville to $10 million of future royalties on sales of Mytesi (crofelemer) for the prophylaxis and/or symptomatic relief of inflammatory diarrhea and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $5 million; and (iii) on August 24, 2022, the Company sold to Streeterville a royalty interest (as amended, the “August 2022 Royalty Interest”) entitling Streeterville to receive $12 million of future royalties on sales of Mytesi (crofelemer) for any indications that could cannibalize crofelemer indications or any other chronic indication and certain up-front license fees and milestone payments from licensees and/or distributors for an aggregate purchase price of $4 million.

On June 28, 2023, the Company entered into (i) a privately negotiated exchange agreement with Uptown (the “Uptown Exchange Agreement”), pursuant to which the Company issued an aggregate of 32 shares of the Company’s newly authorized Series H Convertible Preferred Stock (the “Series H Preferred Stock”) to Uptown, at an effective exchange price per share equal to the market price (defined as the Minimum Price under Nasdaq Listing Rule 5635(d)) as of the date of the Uptown Exchange Agreement, in exchange for a $756,992.00 reduction in the outstanding balance of the December 2020 Royalty Interest, and (ii) a privately negotiated exchange agreement with Streeterville (the “Streeterville Exchange Agreement;” together with the Uptown Exchange Agreement, the “Exchange Agreement”), pursuant to which the Company issued an aggregate of 73 shares of Series H Convertible Preferred Stock to Streeterville, at an effective exchange price per share equal to the market price as of the date of the Streeterville Exchange Agreement, in exchange for a $1,726,888 reduction in the outstanding balance of the August 2022 Royalty Interest (collectively, the “Exchange Transaction”).

Subject to the terms of the Series H Preferred Stock, each share of Series H Preferred Stock is convertible into shares of common stock, par value $0.0001 per share (“Common Stock”) of the Company (the “Conversion Shares”). The terms of the Series H Preferred Stock are set forth in a Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock (the “Certificate of Designation”) filed with the Secretary of State of Delaware and effective on June 28, 2023. A description of the terms of the Series H Preferred Stock is included under Item 5.03 of this Current Report and is incorporated herein by reference. The shares of Series H Preferred Stock and Conversion Shares are subject to the Standstill (as defined below) and may not be sold during the Standstill Period (as defined in the Standstill Agreement referenced below).

The Exchange Agreement includes representations, warranties, and covenants customary for a transaction of this type.

The foregoing summary of the Exchange Agreement does not purport to be complete and is subject to, and qualified in its entirety by the Exchange Agreement, the form of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Amendment to Standstill Agreement

As previously disclosed, on May 8, 2023, the Company and Napo Pharmaceuticals, Inc., a wholly-owned subsidiary of the Company (“Napo”), entered into a standstill agreement (the “Standstill Agreement”) with Iliad Research and Trading, L.P. (“Iliad”), Uptown, and Streeterville (together with Iliad and Uptown, “Investor”) with respect to four outstanding royalty interests issued by the Company to Investor, including the December 2020 Royalty Interest, March 2021 Royalty Interest, August 2022 Royalty Interest, and a fourth royalty interest dated October 8, 2020 (collectively, the “Royalty Interests”). The Standstill Agreement provides that during the Standstill Period (as defined in the Standstill Agreement), (a) the Company may refrain from making royalty payments owed pursuant to the terms of the Royalty Interests, and (b) Investor will refrain from buying, selling, or otherwise trading in the Company’s Common Stock (collectively, the “Standstill”). Except for certain types of Exempt Issuance as specified in the Standstill Agreement, any offering or sale of any debt or equity securities (or instruments convertible into equity securities) of the Company will trigger the termination of the Standstill Period.

On June 28, 2023, the Company and Napo entered into the first amendment to the Standstill Agreement (the “First Amendment”). The First Amendment amends the Standstill Agreement to, among other things, permit (i) the Company to consummate the Exchange Transaction without triggering the termination of the Standstill Period, and (ii) Investor to (A) consummate the Exchange Transaction during the Standstill Period and (B) sell all shares of Common Stock beneficially owned by Investor immediately prior to the consummation of the Exchange Transaction during the Standstill Period.

The foregoing descriptions of the Royalty Interests are not complete and are qualified in their entirety by reference to the Royalty Interests, which are filed as exhibits to our Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 9, 2020, December 29, 2020, March 11, 2021 and August 30, 2022, and the global amendment thereto as described in our Current Report on Form 8-K filed with the SEC on October 21, 2022.

The foregoing summary of the First Amendment to the Standstill Agreement does not purport to be complete and is subject to, and qualified in its entirety by the First Amendment to the Standstill Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02 in its entirety. The Series H Preferred Shares were issued in reliance on the exemption from registration provided under Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Series H Certificate of Designation

As disclosed under Items 1.01 and 3.02 above, in connection with the Exchange Transaction, the Company agreed to issue shares of Series H Preferred Stock to Uptown and Streeterville. The preferences, rights, limitations and other matters relating to the Series H Preferred Stock are set forth in the Certificate of Designation. The shares of Series H Preferred Stock rank pari passu with shares of the Common Stock as to distributions of assets upon liquidation, dissolution or winding up of the Company. The Certificate of Designation is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The Certificate of Designation authorizes the Company to issue 105 of its 4,475,074 authorized shares of preferred stock as Series H Preferred Stock. The original issue price for the Series H Preferred Stock is $23,656 per share, subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series H Preferred Stock.

The following is a summary of the principal terms of the Series H Preferred Stock as set forth in the Certificate of Designation:

Dividends

Holders of shares of Series H Preferred Stock will be entitled to receive dividends equal, on an as-if-converted to shares of Common Stock basis, to and in the same form as dividends actually paid on shares of the Common Stock when, as, and if such dividends are paid on shares of the Common Stock.

Voting Rights

The Series H Preferred Stock shall have no voting rights. As long as any shares of Series H Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series H Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend the Certificate of Designation or (b) enter into any agreement with respect to any of the foregoing.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company (each, a “Liquidation Event”), the holders of shares of Series H Preferred Stock will be entitled to receive out of the assets of the Company the same amount that a holder of shares of the Common Stock would receive if the shares of Series H Preferred Stock were fully converted to Common Stock, which amounts shall be paid pari passu with all holders of Common Stock.

Conversion

Subject to the Beneficial Ownership Limitation (as defined below), each share of Series H Preferred Stock is convertible into 50,000 shares of Common Stock (quotient obtained from dividing the $23,656.00 stated value of each share of Series H Preferred Stock by a conversion price of $0.47312), which conversion ratio is subject to adjustment for subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock.

In addition, the Company shall not effect any conversion of the Series H Preferred Stock, and a holder thereof shall not have the right to convert any portion of the Series H Preferred Stock, to the extent that, after giving effect to the conversion set forth on the applicable Notice of Conversion, such holder (together with such holder’s Affiliates and Attribution Parties (both as defined in the Certificate of Designation)) would beneficially own in excess of the Beneficial Ownership Limitation. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon conversion of the Series H Preferred Stock held by the applicable holder. A holder, upon notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions in the Certificate of Designation applicable to its Series H Preferred Stock provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon conversion of the Series H Preferred Stock held by the holder and the relevant provisions of the Certificate of Designation shall continue to apply.

Trading Market

There is no established trading market for any of the Series H Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series H Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series H Preferred Stock will be limited.

The foregoing description of the Certificate of Designation does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is filed as Exhibit 3.1 to this Current Report and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit

Exhibit No.	Description
3.1	Certificate of Designation of Preferences, Rights and Limitations of Series H Convertible Preferred Stock.
10.1	Form of Exchange Agreement.
10.2	First Amendment to the Standstill Agreement, dated June 28, 2023, by and among Jaguar Health, Inc., Napo Pharmaceuticals, Inc., Iliad Research and Trading, L.P., Uptown Capital, LLC and Streeterville Capital, LLC.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

	By:	/s/ Lisa A. Conte
	Name:	Lisa A. Conte
	Title:	Chief Executive Officer & President
Date: July 3, 2023